EXHIBIT 23.2

June 30, 2009

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Noble Innovations, Inc. 2009 Non-Qualified Attorneys Stock Compensation Plan, of our report dated April 13, 2009, with respect to our audit of the financial statements of Noble Innovations, Inc. included in its Annual Report on Form 10-K as of December 31, 2008 and for the year then ended, filed with the Securities and Exchange Commission.

/s/ Lawrence Scharfman
Lawrence Scharfman & Co. CPA P.C.

Boynton Beach, FL